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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 Date of Report
                        (Date of earliest event reported)
                                DECEMBER 15, 1997



                               POPE & TALBOT, INC.
               (Exact name of registrant as specified in charter)



      DELAWARE                      1-7852                     94-0777139
  (State or other          (Commission File Number)           (IRS Employer
  jurisdiction of                                          Identification No.)
   incorporation)


                   1500 S.W. FIRST AVENUE
                      PORTLAND, OREGON                                 97201
          (Address of principal executive offices)                  (Zip Code)


                                 (503) 228-9161
              (Registrant's telephone number, including area code)


                                      NONE
         (Former name or former address, if changed since last report.)


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Item 5.    Other Events

           On December 15, 1997, Pope & Talbot, Inc., a Delaware corporation (the "Registrant"), announced that it is making an offer to acquire
           50.1 percent of the outstanding common shares of Harmac Pacific Inc. (TSE:HRC) at a price of $11.50 ($Can) cash per share.

           The press release issued by the Registrant in connection with this announcement is filed as an exhibit to this report and is incorporated herein by reference.

           Additional information relating to the offer will be included in a
           Schedule 14D - 1F to be filed by the Registrant with the SEC when the Offer to Purchase is sent to Harmac Pacific Inc. shareholders.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)        Exhibits

           99.1 - Press release issued by Pope & Talbot, Inc. in connection with the announcement that it is making an offer to acquire
                  50.1 percent of the outstanding common shares of Harmac Pacific Inc.


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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized this report to be signed on its behalf by the undersigned, thereunto duly authorized, on December 15, 1997.

                                         POPE & TALBOT, INC.
                                         --------------------------------------
                                                     Registrant



                                     By  /s/ Robert J. Day
                                         --------------------------------------
                                          Name:   Robert J. Day
                                          Title:  Senior Vice President and
                                                  Chief Financial Officer


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                                INDEX TO EXHIBITS


Exhibit No.      Description
-----------      -----------

  99.1 Press release issued by Pope & Talbot, Inc. in connection with the announcement that it is making an offer to acquire 50.1 percent of the outstanding common shares of Harmac Pacific Inc.